Exhibit 99.1

______________________________________________________

Engility Reports Second Quarter 2017 Results

•	Second quarter 2017 revenue of $495 million
•	GAAP diluted EPS of $0.20 and adjusted diluted EPS of $0.60 for the second quarter of 2017
•	Cash flow from operations of $37 million
•	Second quarter 2017 book-to-bill ratio of 1.3x and trailing twelve-month book-to-bill ratio of 1.4x
•	Company reiterates fiscal year 2017 guidance

CHANTILLY, VA – August 3, 2017, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the second quarter, which ended June 30, 2017.

CEO Commentary

“Our second quarter results were in-line with our overall expectations and reflect the positive changes we have made to our organization over the last 15 months,” said Lynn Dugle, Chief Executive Officer of Engility. “Our business is seeing the results from our ability to leverage our differentiated capabilities, improve organizational alignment and add key personnel. We also have benefited from stable industry conditions and positioned the company for future growth.”

Second Quarter 2017 Results

Total revenue for the second quarter of 2017 was $495 million. GAAP operating income was $34 million and GAAP operating margin was 6.9%. GAAP net income attributable to Engility was $8 million, or $0.20 per diluted share. EBITDA was $45 million and EBITDA margin was 9.1%.

Adjusted operating income was $43 million and adjusted operating margin was 8.7%. Adjusted net income attributable to Engility was $22 million, or $0.60 per diluted share. Adjusted EBITDA was $48 million and adjusted EBITDA margin was 9.6%.

Information about the company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators for the Second Quarter of 2017

•	Book-to-bill ratio for the second quarter of 2017 was 1.3x. Net bookings for the second quarter of 2017 were $646 million, an increase of 2% from the second quarter of 2016.
•	Total backlog at the end of the second quarter of 2017 was $3.7 billion, an increase of 21% from the second quarter of 2016.
•	Days sales outstanding, net of advanced payments, was 58 days at the end of the second quarter of 2017, compared to 55 days at the end of the second quarter of 2016.
•

Cash flow from operating activities was $37 million for the second quarter of 2017, compared to $23 million for the second quarter of 2016. Our cash flow continues to be impacted positively by our significant tax attributes, which result in de minimis cash taxes each quarter.

•	During the second quarter of 2017, the company made total debt payments of $27 million.

Second Quarter 2017 Awards

•

Awarded a $170 million Systems and Software Assurance Services contract from NASA’s Goddard Space Flight Center. Engility will help NASA’s Independent Verification and Validation program support missions to explore earth and the universe, including future moon and Mars expeditions. The cost-plus-fixed-fee, single-award, Indefinite Delivery Indefinite Quantity (IDIQ) contract has a 5-year period of performance.

•

Awarded a $119 million contract with the U.S. Army’s Logistics Modernization Program (LMP). Engility will support the LMP to deliver more advanced process automation, streamlined operations and improved logistics. The LMP system is used by more than 30,000 users at more than 50 Army and DOD locations and interfaces with more than 80 DOD systems. This cost-plus-fixed-fee-contract for new and existing work has a three-year base and a two-year option.

Significant Second Quarter 2017 Developments

•

In April 2017, Engility’s Traffic Aware Planner application won NASA’s 2016 Software of the Year Award. This cockpit-based decision support software tool enables pilots to identify more efficient routes while in transit — saving fuel and time. The award emphasizes Engility’s elite position in prototype software development.

•

In May 2017, Engility launched Cloud ASCEND™, an end-to-end solution for enterprise cloud architecture, migration and optimization. Cloud ASCEND combines state-of the-art commercial cloud tools with Engility's proprietary methodology and team of certified cloud experts to help customers realize a seamless and secure digital transformation.

Fiscal Year 2017 Guidance

The company is reiterating the fiscal year 2017 guidance it first issued on March 9, 2017, based on Engility’s financial results for the first half of 2017 and its current outlook for the remainder of 2017. The table below summarizes the company’s fiscal year 2017 guidance.

This guidance reflects the IRG divestiture in January 2017. In fiscal year 2016, IRG generated $58 million in revenue and $1 million in EBITDA and operating income. IRG’s revenue and profitability results are included in the company’s fiscal year 2016 historical financial results, but are immaterial to Engility’s 2017 financial results as this business was sold on January 6, 2017.

Fiscal Year 2017 Guidance
Revenue	$1.95 billion - $2.05 billion
GAAP Diluted EPS (1)	$0.75 - $0.85
EBITDA (2)	$173 million - $183 million
Cash Flow from Operations	$95 million - $105 million

(1)  2017 GAAP diluted EPS guidance includes approximately $4 million of restructuring and integration costs and $25 million of amortization expense related to intangible assets acquired by the company. It also assumes weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of 37 percent.

(2)  2017 EBITDA guidance includes approximately $4 million of restructuring and integration costs.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition and restructuring-related expenses, legal and settlement costs, refinancing-related expenses, and the impact of certain tax related items. These items have been adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2017 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 9:00 a.m. Eastern Time on August 3, 2017 (today), to discuss the financial results for its second quarter 2017.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website, which summarizes the company’s 2017 second quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 35454929.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 10, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 35454929.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on six decades of heritage, Engility is a leading provider of integrated solutions and services, supporting U.S. government customers in the defense, federal civilian, intelligence and space communities. Our innovative, highly technical solutions and engineering capabilities address diverse client missions. We draw upon our team’s intimate understanding of customer needs, deep domain expertise and technical skills to help solve our nation’s toughest challenges. Headquartered in Chantilly, Virginia, and with offices around the world, Engility’s array of specialized technical service offerings include high-performance computing, cybersecurity, enterprise modernization and systems engineering. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engilitycorp.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Revenue	$494,671	$535,432	$979,886	$1,058,211
Costs and expenses
Cost of revenue	422,999	456,902	838,022	906,232
Selling, general and administrative expenses	37,552	43,467	73,995	90,443
Total costs and expenses	460,551	500,369	912,017	996,675
Operating income	34,120	35,063	67,869	61,536
Interest expense, net	18,529	29,064	39,450	58,503
Other expenses, net	93	21	163	82
Income before income taxes	15,498	5,978	28,256	2,951
Provision for income taxes	6,050	1,924	11,060	1,022
Net income	9,448	4,054	17,196	1,929
Less: Net income attributable to non-controlling interest	1,817	1,560	2,632	2,665
Net income (loss) attributable to Engility	$7,631	$2,494	$14,564	$(736)

Earnings (loss) per share attributable to Engility
Basic	$0.21	$0.07	$0.40	$(0.02)
Diluted	$0.20	$0.07	$0.39	$(0.02)

Weighted average number of shares outstanding
Basic	36,808	36,727	36,817	36,721
Diluted	37,290	37,350	37,332	36,721

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$30,522	$48,236
Receivables, net	351,914	334,248
Assets held for sale, current	—	20,242
Other current assets	24,728	30,404
Total current assets	407,164	433,130
Property, plant and equipment, net	43,652	46,547
Goodwill	1,078,454	1,078,454
Identifiable intangible assets, net	377,649	393,891
Deferred tax assets	221,642	232,283
Assets held for sale	—	11,962
Other assets	4,413	2,292
Total assets	$2,132,974	$2,198,559
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$26,947
Accounts payable, trade	54,076	43,943
Accrued employment costs	80,035	98,860
Accrued expenses	75,427	76,870
Advance payments and billings in excess of costs incurred	33,815	33,259
Deferred income taxes, current and income tax liabilities	193	209
Liabilities held for sale, current	—	4,341
Other current liabilities	30,336	36,410
Total current liabilities	300,829	320,839
Long-term debt	984,914	1,039,993
Income tax liabilities	63,256	64,852
Liabilities held for sale	—	1,084
Other liabilities	63,200	66,986
Total liabilities	1,412,199	1,493,754
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of June 30, 2017 or December 31, 2016	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,809 and 36,776 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	368	368
Additional paid-in capital	1,240,948	1,237,826
Accumulated deficit	(526,264)	(541,702)
Accumulated other comprehensive loss	(5,449)	(4,865)
Non-controlling interest	11,172	13,178
Total equity	720,775	704,805
Total liabilities and equity	$2,132,974	$2,198,559

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30, 2017	July 1, 2016
Operating activities:
Net income	$17,196	$1,929
Share-based compensation	3,736	4,828
Depreciation and amortization	21,971	24,642
Gain on sale of property, plant and equipment	(497)	—
Amortization of bank debt fees	4,294	4,865
Deferred income taxes	11,841	2,035
Excess tax deduction on share-based compensation	(218)	—
Changes in operating assets and liabilities:
Receivables	(17,665)	14,010
Other assets	5,948	(3,251)
Accounts payable, trade	10,134	5,597
Accrued employment costs	(18,826)	4,192
Accrued expenses	(1,771)	(903)
Advance payments and billings in excess of costs incurred	555	(11,146)
Other liabilities	(12,066)	5,863
Net cash provided by operating activities	24,632	52,661
Investing activities:
Proceeds from sale of business, net of amount placed in escrow	23,005	—
Proceeds from sale of property, plant and equipment	2,902	—
Capital expenditures	(2,575)	(9,832)
Net cash provided by (used in) investing activities	23,332	(9,832)
Financing activities:
Repayment of long-term debt	(59,373)	(33,408)
Gross borrowings from revolving credit facility	224,000	53,000
Gross repayments of revolving credit facility	(224,000)	(53,000)
Payment of employee withholding taxes on share-based compensation	(1,260)	(1,776)
Dividends paid	(407)	(1,702)
Distributions to non-controlling interest member	(4,638)	(2,868)
Net cash used in financing activities	(65,678)	(39,540)
Net change in cash and cash equivalents	(17,714)	3,289
Cash and cash equivalents, beginning of period	48,236	30,022
Cash and cash equivalents, end of period	$30,522	$33,311

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Operating income	$34,120	$35,063	$67,869	$61,536

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	2,342	2,504	3,745	6,701
Acquisition-related intangible amortization	6,334	6,335	12,669	15,619
Loss (gain) on sale of property, plant and equipment	73	—	(497)	—
Total adjustments	8,749	8,839	15,917	22,320
Adjusted operating income	$42,869	$43,902	$83,786	$83,856

Operating margin	6.9%	6.5%	6.9%	5.8%
Adjusted operating margin	8.7%	8.2%	8.6%	7.9%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
GAAP net income (loss) attributable to Engility	$7,631	$2,494	$14,564	$(736)
Net income attributable to non-controlling interest	1,817	1,560	2,632	2,665

GAAP net income	9,448	4,054	17,196	1,929
Provision for income taxes	6,050	1,924	11,060	1,022
Income tax rate	39.0%	32.2%	39.1%	34.6%

GAAP income before taxes	15,498	5,978	28,256	2,951

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	2,342	2,504	3,745	6,701
Acquisition-related intangible amortization	6,334	6,335	12,669	15,619
Loss (gain) on sale of property, plant and equipment	73	—	(497)	—
Refinancing-related expenses	—	—	1,692	—
Total adjustments	8,749	8,839	17,609	22,320

Adjusted income before income tax	24,247	14,817	45,865	25,271
Cash paid for income taxes	185	477	388	884
Adjusted income tax rate	0.8%	3.2%	0.8%	3.5%

Adjusted net income	24,062	14,340	45,477	24,387
Less: Net income attributable to non-controlling interest	1,817	1,560	2,632	2,665
Adjusted net income attributable to Engility	$22,245	$12,780	$42,845	$21,722

Diluted earnings (loss) per share attributable to Engility
GAAP	$0.20	$0.07	$0.39	$(0.02)
Adjusted	$0.60	$0.34	$1.15	$0.58

Diluted weighted average number of shares outstanding
GAAP	37,290	37,350	37,332	36,721
Adjusted	37,290	37,350	37,332	37,347

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net income	$9,448	$4,054	$17,196	$1,929

Interest, taxes, and depreciation and amortization
Interest expense	18,529	29,064	39,450	58,503
Provision for income taxes	6,050	1,924	11,060	1,022
Depreciation and amortization	11,110	10,827	21,971	24,642
EBITDA	45,137	45,869	89,677	86,096

Adjustments to EBITDA
Acquisition and restructuring-related expenses, excluding amortization	2,342	2,504	3,745	6,701
Loss (gain) on sale of property, plant and equipment	73	—	(497)	—
Adjusted EBITDA	$47,552	$48,373	$92,925	$92,797

EBITDA Margin	9.1%	8.6%	9.2%	8.1%
Adjusted EBITDA Margin	9.6%	9.0%	9.5%	8.8%